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                                                                      EXHIBIT 23



[KIRKPATRICK, PHILLIPS & MILLER
CERTIFIED PUBLIC ACCOUNTANTS
LETTERHEAD APPEARS HERE]



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We have issued our report dated November 11, 1999, accompanying the consolidated financial statements incorporated by reference in the Annual Report of NS&L Bancorp, Inc. on Form 10-KSB for the year ending September 30, 1999. We hereby consent to the incorporation by reference of said reports in the registration statement of NS&L Bancorp, Inc. on Form S-8 (File No. 333-1566, effective February 21, 1996).


/s/ Kirkpatrick, Phillips & Miller



December 24, 1999
Springfield, Missouri